UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

__________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): April 27, 2016

ACME UNITED CORPORATION

(Exact name of registrant as specified in its charter)

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Connecticut	001-07698	06-0236700
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)
55 Walls Drive, Fairfield, Connecticut		06824
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (203) 254-6060

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 5.07. SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

Set forth below are the results of the matters submitted for a vote of the shareholders at the Company’s 2016 Annual Meeting of Shareholders held on April 25, 2016.

Proposal 1 – Election of Directors

The following six directors were elected to serve for one-year terms until the 2017 Annual Meeting of Shareholders and until their respective successors are elected and qualified.

Directors	Votes For	Votes Withheld	Broker Non-Votes
Walter C. Johnsen	1,694,673	102,005	1,297,065
Richmond Y. Holden	1,688,123	108,555	1,297,065
Brian S. Olschan	1,694,923	101,755	1,297,065
Stevenson E. Ward III	1,694,723	101,955	1,297,065
Susan H. Murphy	1,695,902	100,776	1,297,065
Rex L. Davidson	1,691,823	104,855	1,297,065

Proposal 2 – Advisory vote on the Compensation of our Named Executive Officers

The shareholders approved the Compensation of our Named Executive Officers.

Votes For	Votes Against	Abstained	Broker Non-Votes
1,598,104	143,305	55,269	1,297,065

Proposal 3- Ratification of the Appointment of Marcum LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016.

The shareholders approved the proposal to ratify the appointment of Marcum LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016

Votes For	Votes Against	Abstained	Broker Non-Votes
3,086,397	3,519	3,827

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACME UNITED CORPORATION

By	/s/ Walter C. Johnsen
Walter C. Johnsen
Chairman and
Chief Executive Officer

Dated: April 27, 2016

By	/s/ Paul G. Driscoll
Paul G. Driscoll
Vice President and
Chief Financial Officer

Dated: April 27, 2016

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